Exhibit 99.1

ECP Entwicklungsgesellschaft mbH

Financial Statements

As of and for the years ended December 31, 2013 and 2012

ECP Entwicklungsgesellschaft mbH

Financial Statements

As of and for the Years Ended

December 31, 2013 and 2012

ECP Entwicklungsgesellschaft mbH

Index of Financial Statements

December 31, 2013 and 2012

Page(s)
Independent Auditor’s Report	3-4

Financial Statements:

Balance Sheets as of December 31, 2013 and 2012	5

Statements of Operations for the years ended December 31, 2013 and 2012	6

Statements of Stockholders’ Deficit for the years ended December 31, 2013 and 2012	7

Statements of Cash Flows for the years ended December 31, 2013 and 2012	8

Notes to Financial Statements	9-14

Fixed-Asset Movement Schedule	15-16

Independent Auditor’s Report

To the Management Board and Shareholders of ECP Entwicklungsgesellschaft mbH:

We have audited the accompanying financial statements of ECP Entwicklungsgesellschaft mbH (the “Company”), which comprise the balance sheets as of December 31, 2013 and December 31, 2012, and the related statements of operations, stockholder’s deficit and cash flows for the years then ended which, as described in Note I to the financial statements, have been prepared on the basis of accounting principles generally accepted in Germany.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in Germany; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on the financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on our judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, we consider internal control relevant to the Company’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ECP Entwicklungsgesellschaft mbH, at December 31, 2013 and December 31, 2012, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in Germany.

Emphasis of Matter

As discussed in Note I to the financial statements, the Company prepares its financial statements on the basis of accounting principles generally accepted in Germany, which differs from accounting principles generally accepted in the United States of America. Our opinion is not modified with respect to this matter.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note II to the financial statements, in the case the development of the expandable catheter pump, due to unforeseeable difficulties, e.g. of technical nature, could not be realized effectively or if other conditions lead to a development of the Company that has not been anticipated, the Company’s existence would be at risk. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

Berlin, Germany, September 11, 2014

PricewaterhouseCoopers

Aktiengesellschaft

Wirtschaftsprüfungsgesellschaft

Angelika Kraus	Philipp Medrow
Wirtschaftsprüferin	Wirtschaftsprüfer
(German Public Auditor)	(German Public Auditor)

ECP Entwicklungsgesellschaft mbH

Balance Sheets

As of December 31, 2013 and 2012

ASSETS
	Dec. 31, 2013	Dec. 31, 2012
	EUR	EUR
A. Fixed assets
I. Intangible fixed assets
Concessions, intellectual property rights and similar rights, as well as licenses and other rights	€973,822	€333,411

II. Tangible fixed assets
1. Leasehold rights and buildings, including buildings on third-party land	7,962	8,941
2. Technical equipment and machinery	511,710	640,132
3. Other fixed assets, furniture and fixtures	55,893	44,419
4. Prepayments and construction in progress	—	38,507

B. Current assets
I. Receivables and other assets
1. Receivables due from related companies	—	9,815
2. Other assets	46,354	68,222

II. Cash at banks	106,402	694,435

C. Prepaid expenses	38,661	34,066

D. Deficit not covered by equity	3,652,535	3,678,891

	€5,393,339	€5,550,839

EQUITY AND LIABILITIES
	Dec. 31, 2013	Dec. 31, 2012
	EUR	EUR
A. Equity
I. Subscribed capital	€100,000	€100,000
II. Additional paid-in capital (Art. 272 Sec. 2 Nr. 2 HGB)	10,450,000	7,300,000
III. Retained losses from prior years	(11,078,891)	(7,940,926)
IV. Current year loss	(3,123,644)	(3,137,965)
V. Deficit not covered by equity	3,652,535	3,678,891

B. Special reserve for federal investment subsidies	82,616	119,779

C. Special reserve for investment grants	3,625	8,897

D. Provisions and accruals
Other accruals	81,363	60,738

E. Liabilites
1. Liabilities due to banks	4,636,362	5,000,000
2. Trade liabilities	540,904	350,471
3. Liabilities due to related companies	35,816	—
4. Other liabilities	12,653	10,954
(thereof taxes EUR 12,511; prior year EUR 10,928)

	€5,393,339	€5,550,839

ECP Entwicklungsgesellschaft mbH

Statements of Operations

For the years ended December 31, 2013 and 2012

	2013	2012
	EUR	EUR
1. Own work capitalized	€18,880	€113,267

2. Other operating income	334,919	63,494
(thereof exchange rate gains EUR 0; prior year EUR 2,425)

3. Personnel expenses
a) Wages and salaries	(847,178)	(793,520)
b) Social security and other pension costs	(158,365)	(139,851)
(thereof for pension costs EUR 4,080; prior year EUR 4,220)

4. Depreciation and amortization of fixed assets	(341,220)	(270,772)

5. Research and development expenses	(1,010,892)	(887,078)

6. Other operating expenses	(791,228)	(901,701)
(thereof exchange rate losses EUR 996; prior year EUR 2,905)

7. Other interest income and similar gains	—	29

8. Interest and similar expenses	(328,560)	(321,833)
(thereof to related companies EUR 25,000; prior year EUR 24,380)

9. Result from ordinary activities	(3,123,644)	(3,137,965)

10. Net loss for the year	€(3,123,644)	€(3,137,965)

ECP Entwicklungsgesellschaft mbH

Statements of Stockholders’ Deficit

For the years ended December 31, 2013 and 2012

	Subscribed capital
	Shares	Amount	Additional paid-in capital	Retained losses	Deficit not covered by equity
Balance, January 1, 2012	1	€100,000	€4,250,000	€(7,940,926)	€(3,590,926)
Contribution by stockholder	—	—	3,050,000	—	3,050,000
Net loss	—	—	—	(3,137,965)	(3,137,965)

Balance, December 31, 2012	1	100,000	7,300,000	(11,078,891)	(3,678,891)
Contribution by stockholder	—	—	3,150,000	—	3,150,000
Net loss	—	—	—	(3,123,644)	(3,123,644)

Balance, December 31, 2013	1	€100,000	€10,450,000	€(14,202,535)	€(3,652,535)

ECP Entwicklungsgesellschaft mbH

Statements of Cash Flows

For the years ended December 31, 2013 and 2012

	2013 EUR	2012 EUR
Cash flows from operating activities
Net loss	€(3,123,644)	€(3,137,965)
Decrease in accounts receivable and other assets	27,088	87,620
Depreciation and amortization of fixed assets	341,220	270,772
Other non-cash expense	2	559
Increase (decrease) in trade and other liabilities	206,138	(200,175)

Net cash flow used in operating activities	(2,549,196)	(2,979,189)
Cash flow from investing activities
Purchases of intangible and tangible fixed assets	(825,199)	(147,371)

Net cash flow used in investing activities	(825,199)	(147,371)
Cash flow from financing activities
Cash provided from bank loans	—	650,000
Cash disbursed for repayment of bank loans	(363,638)	—
Contribution by stockholder	3,150,000	3,050,000

Net cash flow provided by financing activities	2,786,362	3,700,000
Net (decrease) increase in cash and cash equivalents	(588,033)	573,440
Cash at beginning of year	694,435	120,995

Cash at end of year	€106,402	€694,435

ECP Entwicklungsgesellschaft mbH

Notes to Financial Statements

As of December 31, 2013 and 2012

I. General remarks

The financial statements of ECP Entwicklungsgesellschaft mbH (“ECP” or “the Company”),Berlin for fiscal years 2013 and 2012 have been compiled in accordance with the German Commercial Code (HGB) and the respective rules of the German Limitied Liability Company Code (GmbHG). The rules for small corporate entities are applicable. The classification of the statement of operations follows the nature-of-expense method. Pursuant to Art. 264 Sec. 1 Sent. 4, Sub-sent. 1 HGB a management report is not prepared.

II. Accounting and valuation methods

The Company’s balance sheet shows an over-indebtedness based on book values. The financial means for research and commercialization are provided by the stockholder and external parties for the scheduled course of the project. The financial statements for 2013 and 2012 have therefore been prepared assuming that the Company will continue as a going concern. The valuation principles follow the going concern assumption (Art. 252 Sec. 1 Nr. 2 HGB). The Company’s existence would be at risk if the development of the expandable catheter pump could not be realized effectively due to unforeseeable difficulties (e.g. of technical nature) or if other conditions lead to developments for the Company that has not been anticipated.

Accounting and valuation methods are applied in accordance with Art. 252 et seqq. HGB and are unchanged from prior year.

Intangible assets as well as property, plant and equipment are recognized at their respective acquisition or production costs and are amortized or depreciated on a straight line basis. Low-value assets with an individual value not exceeding EUR 410 are expensed immediately. Until 2012, low-value assets with an acquisition or production cost not exceeding EUR 150 have been expensed immediately. Assets with acquisition or production costs between EUR 150 and EUR 1,000 were included on a combined basis that is depreciated on a straight line basis over 5 years. The impact of this change is immaterial.

Depreciation and amortization terms are based on the estimated useful lives of the underlying assets. Depreciation and amortization is generally booked in accordance with the tax depreciation tables on a pro-rata basis. The estimated useful lives of the main asset categories are listed below:

Years
IT software, other rights	3-13
Leasehold rights and buildings, including buildings on third party land	10-13
Technical equipment and machinery	3-15
Other fixed assets, furniture and fixtures	3-13

Production costs are comprised of direct material and direct production costs as well as material overhead costs, production overhead costs, depreciation of fixed assets (if resulting from the production of the asset), and reasonable administrative expenses. Direct production and overhead costs, depreciation and administrative expenses have been determined on the basis of cost summary sheets and work plans, respectively.

Other assets and cash are stated at their nominal value. The ‘lower of cost or market’ rule under Art. 253 Sec. 3 HGB has been applied.

To allocate ‘GA’ investment grants as well as federal investment subsidies (according to Art. 2 Federal Investment Subsidies Code, InvZulG) special reserves are disclosed in the balance sheet according to Art. 265 Sec. 5 Sent. 2 HGB. The special reserves are amortized over the average useful lives of the subsidized assets.

Other accruals are valued at their expected repayment amount that is deemed necessary on the basis of sound commercial judgment.

Liabilities are valued at their repayment amount. Liabilities that are denominated in foreign currencies were translated at the spot exchange rate of the date they were incurred. Changes in exchange rates through the balance sheet date are considered in accordance with Art. 256a HGB.

Direct material purchases and purchased services related to research and development are disclosed separately for reasons of transparency.

Deferred taxes (Art. 274 HGB) have not been recognized according to Art. 274a Nr. 5 HGB. Only net deferred tax liabilities after offset would be disclosed as such.

III. Notes to individual balance sheet items and to the and income statement

The development of fixed assets during the fiscal year is disclosed in the attached fixed asset roll-forward schedule.

During fiscal year 2013, an existing license arrangement for technical know how and property rights for the catheter blood pump under development has been modified (e.g. in relation to additional minimum payments). Since these minimum payments represent an asset, the respective payments and payment obligations are recognized as intangible assets at their present value. Any outstanding payment obligations are disclosed as trade liabilities based on the respective payment amounts. During fiscal year 2013, the costs related to this license agreement amounted to kEUR 731. Other income for prior years in the amount of kEUR 200 was related to the revaluation of liabilities related to license payments in the current year.

Receivables due from related companies (prior year kEUR 10) relate to trade receivables for goods and services.

As in prior year, receivables and other assets have a remaining term of up to one year.

Other accruals are comprised of outstanding invoices in the amount of kEUR 16 (prior year kEUR 1), personnel costs of kEUR 51 (prior year kEUR 47) and financial statement preparation costs of kEUR 14 (prior year kEUR 12).

The remaining terms of liabilities are listed in the schedule below:

	Remaining term
	up to 1 year kEUR	1 to 5 years kEUR	over 5 years kEUR	Total kEUR
Liabilities due to the bank	364	4,272	—	4,636
(prior year)	(364)	(3,954)	(682)	(5,000)
Trade liabilities	260	281	—	541
(prior year)	(350)	—	—	(350)
Liabilities due to related companies	36	—	—	36
(prior year)	—	—	—	—
Other liabilities	13	—	—	13
(prior year)	(11)	—	—	(11)

Liabilities due to banks are not collateralized. Based on the agreement with the bank, no third parties have any further rights or liens on any of the Company’s assets. Berlin Heart GmbH has co-signed the bank loans jointly and severally. The joint and several liability for these liabilities due to the bank as of December 31, 2013 totals to kEUR 4,636. The bank has declared a subordination in the amount of kEUR 3,000.

Liabilities to related companies amount to kEUR 36, which are comprised of trade liabilities of kEUR 11 and interest on the loan guarantee of kEUR 25 (prior year kEUR 0).

Other liabilities include tax liabilities in the amount of kEUR 13 (prior year kEUR 11).

Special reserves for subsidies and grants had the following profit and loss impact during fiscal year 2013:

kEUR
Other operating income from the release of special reserves for investment grants	5
Other operating income from the release of special reserves for federal investment subsidies	31

IV. Miscellaneous disclosures

During the year the Company was represented by its general manager:

                Mr. Sven-René Friedel

Proposal for the appropriation of the net result:

General management proposes the following appropriation of the net result:

The net loss of kEUR 3,124 is carried forward onto new account, together with the prior year losses of kEUR 11,079.

V. Subsequent Events

Abiomed, Inc. (“Abiomed”) entered into a share purchase agreement, dated as of July 1, 2014, with its wholly-owned German subsidiary, Abiomed Europe GmbH (“Abiomed Europe”) and Syscore GmbH (“Syscore”), a limited liability company incorporated in Germany, providing for Abiomed’s acquisition of all of the issued shares of ECP. Syscore held the issued shares of ECP prior to Abiomed’s acquisition of ECP. Abiomed’s acquisition of ECP closed on July 1, 2014. Abiomed did not have a material relationship with Syscore or ECP prior to this transaction.

Abiomed acquired ECP for 13.0 million USD in cash, with additional potential payouts totaling 15.0 million USD payable to Syscore based on the achievement of certain technical and commercial milestones. These milestone payments may be made, at Abiomed’s option, by a combination of cash or Abiomed common stock. With respect to such milestone payments, the share purchase agreement provides:

•	that, upon the earlier of (i) Abiomed’s receipt of European CE Marking approval relating to the sale of an expandable device based on certain patent rights acquired from ECP, or (ii) Abiomed bringing of a successful claim against a third party competitor (or reaching an economically equivalent settlement) for the infringement of certain patent rights acquired from ECP, Abiomed will pay Syscore an additional 7.0 million USD (provided that if such claim or settlement does not prohibit the third party competitor’s further marketing, production, sale, distribution, lease or use of any violating or infringing products, but only awards monetary damages to Abiomed or to Abiomed Europe, the amount payable to Syscore shall be limited to the lower of the amount of aggregate damages received and 7.0 million USD); and

•	that, upon the first to occur of (i) Abiomed’s successful commercialization of one or more rotatable and expandable devices based on certain patent rights acquired from ECP, where such devices achieve aggregate worldwide revenues of 125.0 million USD, including the revenues of third party licensees, or (ii) Abiomed’s sale of (A) ECP, (B) all or substantially all of ECP’s assets, or (C) certain of ECP’s patent rights, Abiomed will pay to Syscore the lesser of (y) one-half of the profits earned from such sale described in the foregoing item (ii), after accounting for the costs of acquiring and operating ECP, or (z) 15.0 million USD (less any previous milestone payment).

On July 1, 2014, in connection with Abiomed’s acquisition of ECP, ECP acquired all of the issued shares of AIS GmbH Aachen Innovative Solutions (“AIS”), a limited liability company incorporated in Germany, pursuant to a share purchase agreement dated as of June 30, 2014, by and among ECP and AIS’s four individual stockholders. AIS, based in Aachen, Germany, holds certain intellectual property useful to ECP’s business, and, prior to being acquired by ECP, had licensed such intellectual property to ECP.

As described above, ECP and AIS had entered into a licensing arrangement for technical knowledge and intellectual property rights for catheter blood pump technology. In each of the years ended December 31, 2013 and 2012, ECP made license fee payments to AIS in the amount of kEUR 150. As of December 31, 2012, ECP had a liability in the amount of kEUR 179 which primarily relates to license fees payable under this agreement with AIS. There were no material balances outstanding between ECP and AIS as of December 31, 2013.

The purchase price for the acquisition of AIS’s shares was approximately 2.8 million USD in cash and the acquisition closed immediately prior to Abiomed’s acquisition of ECP. The share purchase agreement contains representations, warranties and closing conditions customary for transactions of this size and nature.

VI. Summary of differences between German GAAP and U.S. generally accepted accounting principles (“U.S. GAAP”)

The financial statements of the Company have been prepared in accordance with HGB (“German GAAP”) which differ in certain significant respects from U.S. GAAP. The effects of the application of U.S. GAAP to the net loss and stockholders’ deficit are set forth in the table below:

	Year ended December 31, 2013 (in EUR)	Year ended December 31, 2012 (in EUR)
Reconciliation of net loss:
Net loss for the financial year in accordance with German GAAP	€(3,123,644)	€(3,137,965)
U.S. GAAP reconciliation adjustments
Elimination of intangible assets related to license payments to AIS and corresponding amortization expense	(641,646)	41,551
Elimination of capitalized research and development expense on self-produced tangible fixed assets	9,949	(2,971)
Guaranteed future payments	(17,296)	—

Net loss in accordance with U.S. GAAP	€(3,772,637)	€(3,099,385)

	December 31, 2013 (in EUR)	December 31, 2012 (in EUR)
Reconciliation of stockholders’ deficit:
Stockholders’ deficit in accordance with German GAAP	€(3,652,535)	€(3,678,891)
U.S. GAAP reconciliation adjustments
Elimination of intangible assets related to license payments to AIS and corresponding amortization expense	(972,270)	(330,624)
Elimination of capitalized research and development expense on self-produced tangible fixed assets	(70,742)	(80,691)
Guaranteed future payments	(17,296)	—

Stockholders’ deficit in accordance with U.S. GAAP	€(4,712,843)	€(4,090,206)

Notes to the reconciliation of net loss and stockholders’ deficit in accordance with German GAAP and U.S. GAAP:

Elimination of intangible assets related to license payments to AIS and corresponding amortization expense

Under German GAAP, intangible assets acquired from third parties are capitalized with their acquisition cost including incidental and subsequent acquisition cost less cost reductions. The license payments capitalized in the balance sheet of ECP relate to the license agreement between ECP (licensee) and AIS (licensor). Under U.S. GAAP, the license payments to AIS are not capitalizable based on the current development phase of the underlying technology being licensed and probable future benefit cannot be fully determined. Furthermore, based on the criteria for capitalization of acquired research and development costs, the criteria of an alternative future use are not fulfilled at the current development stage for the services subject to the license agreement between AIS and ECP. The costs in relation to the license agreement are directly expensed under U.S. GAAP. The reconciling item above represents the elimination of intangible assets related to license payments to AIS, offset by the reversal of related amortization expense.

Elimination of capitalized research and development expenses on self-produced tangible fixed assets

Under German GAAP, self-produced fixed tangible assets are capitalized with direct costs including direct material, production costs, material and production overhead cost and general administrative costs. Under U.S. GAAP, general administrative costs may not be capitalized into the cost of fixed assets. The reconciling item above represents the elimination of capitalized general and administrative costs included in fixed assets and reversal of the related depreciation expense.

Guaranteed future payments

Under German GAAP, the guaranteed future payments as stipulated in the amended license agreement dated March 27, 2013 were discounted to the present value as of December 31, 2013 by using a standardized discount rate according to German Commercial Law. Additionally no interest expense was recorded in fiscal 2013 from compounding of interest accrued on guaranteed future payments. Under U.S. GAAP, future guaranteed payments as stipulated in the license agreement between ECP and AIS are to be measured with the present value under consideration of the applicable risk-adjusted interest rate. For fair value measurement, the interest rate is based on the time value of money. Other factors, e.g. risk premium are considered in the risk-adjusted expected future cash flows. Interest expense should be recorded based on the difference between present value at the date of contract amendment with AIS on March 27, 2013 and balance sheet date of December 31, 2013. The reconciling item above represents the difference in the present value between German GAAP and U.S. GAAP for the liability relating to guaranteed future payments to AIS, as of December 31, 2013 and interest expense for the period between March 27, 2013 and December 31, 2013. There were no such guaranteed future payments outstanding as of December 31, 2012.

Tax related impact of GAAP adjustments

The Company was in a net taxable loss position and related tax benefits were fully offset by a valuation allowance as of December 31, 2013 and 2012. As such, there was no tax related impact to the any of the GAAP reconciling adjustments identified above.

Comprehensive income or loss

The Company did not have any elements of other comprehensive income or loss for the years ended December 31, 2013 and 2012.

Berlin, Germany September 11, 2014

The Managing Directors

Dirk Michels                                    Thorsten Siess

Annex

Fixed-Asset Movement Schedule

ECP Entwicklungsgesellschaft mbH

Composition and Development of Fixed Assets

	Acquisition costs
	Jan. 1, 2013	Additions	Reclassifications	Disposals	Dec. 31, 2013
	EUR	EUR	EUR	EUR	EUR
A. Fixed assets
I. Intangible fixed assets
Concessions, intellectual property rights and similar rights, as well as licenses and other rights	€720,696	€731,708	€—	€—	€1,452,404

Total intangible fixed assets	720,696	731,708	—	—	1,452,404

II. Tangible fixed assets
1. Leasehold rights and buildings, including buildings on third-party land	12,322	—	—	—	12,322
2. Technical equipment and machinery	1,109,110	42,738	38,608	—	1,190,456
3. Other fixed assets, furniture and fixtures	188,251	50,652	—	(695)	238,208
4. Prepayments and construction in progress	38,507	101	(38,608)	—	—

Total tangible fixed assets	1,348,190	93,491	—	(695)	1,440,986

Total fixed assets	€2,068,886	€825,199	€—	€(695)	€2,893,390

	Depreciation and amortization				Net book values
	Jan. 1, 2013	Additions	Disposals	Dec. 31, 2013	Dec. 31, 2013	Dec. 31, 2012
	EUR	EUR	EUR	EUR	EUR	EUR
A. Fixed assets
I. Intangible fixed assets
Concessions, intellectual property rights and similar rights, as well as licenses and other rights	€387,285	€91,297	€—	€478,582	€973,822	€333,411

Total intangible fixed assets	387,285	91,297	—	478,582	973,822	333,411

II. Tangible fixed assets
1. Leasehold rights and buildings, including buildings on third-party land	3,381	979	—	4,360	7,962	8,941
2. Technical equipment and machinery	468,978	209,768	—	678,746	511,710	640,132
3. Other fixed assets, furniture and fixtures	143,832	39,175	(692)	182,315	55,893	44,419
4. Prepayments and construction in progress	—	—	—	—	—	38,507

Total tangible fixed assets	616,191	249,922	(692)	865,421	575,565	731,999

Total fixed assets	€1,003,476	€341,219	€(692)	€1,344,003	€1,549,387	€1,065,410